                                                                     EXHIBIT 4.5


                   RELIANT ENERGY TRANSITION BOND COMPANY LLC

                                     Issuer


                                      and


                             BANKERS TRUST COMPANY

                                    Trustee


                             BANKERS TRUST COMPANY

                            Securities Intermediary



                          FIRST INDENTURE SUPPLEMENT


                        Dated as of _____________, 2001


                             ______________________

                        Series 2001-1 Transition Bonds

          This FIRST INDENTURE SUPPLEMENT dated as of __________, 2001 (this "Supplement"), by and between Reliant Energy Transition Bond Company LLC, a Delaware limited liability company (the "Issuer"), and Bankers Trust Company, a New York banking corporation, in its capacity as trustee (the "Trustee"), and Bankers Trust Company, in its capacity as the Securities Intermediary hereunder (the "Securities Intermediary") under the Indenture dated as of __________, 2001, between the Issuer and the Trustee (the "Indenture").

                             PRELIMINARY STATEMENT

          Section 9.01 of the Indenture provides, among other things, that the Issuer and the Trustee may at any time and from time to time enter into one or more indentures supplemental to the Indenture for the purposes of authorizing the issuance by the Issuer of a Series of Transition Bonds and specifying the terms thereof. The Issuer has duly authorized the execution and delivery of this Supplement and the creation of a Series of Transition Bonds with an initial aggregate principal amount of $[_________] to be known as the Issuer's Transition Bonds, Series 2001-1 (the "Series 2001-1 Transition Bonds"). All acts and all things necessary to make the Series 2001-1 Transition Bonds, when duly executed by the Issuer and authenticated by the Trustee as provided in the Indenture and this Supplement and issued by the Issuer, the valid, binding and legal obligations of the Issuer and to make this Supplement a valid and enforceable supplement to the Indenture have been done, performed and fulfilled and the execution and delivery hereof have been in all respects duly and lawfully authorized. The Issuer and the Trustee are executing and delivering this Supplement in order to provide for the Series 2001-1 Transition Bonds.

          In order to secure the payment of principal of and interest on the Series 2001-1 Transition Bonds issued and to be issued under the Indenture and/or any Series Supplement, the Issuer hereby confirms the Grant to the Trustee for the benefit of the Holders of the Series 2001-1 Transition Bonds from time to time issued and outstanding, all of the Issuer's right, title and Interest in, to and under the Collateral, including without limitation, the Transition Property transferred by the Seller to the Issuer as of the Initial Transfer Date pursuant to the Sale Agreement and all proceeds thereof.

          The Trustee, on behalf of the Holders of the Series 2001-1 Transition Bonds, acknowledges the confirmation of such Grant, accepts the trusts hereunder in accordance with the provisions hereof and agrees to perform its duties required in the Indenture and this Supplement.

                                   ARTICLE I

                                  DEFINITIONS

          All terms used in this Supplement that are defined in the Indenture, either directly or by reference therein, have the meanings assigned to them therein, except to the extent such terms are defined or modified in this Supplement or the context clearly requires otherwise.

                                  ARTICLE II

                         OTHER DEFINITIONAL PROVISIONS

        SECTION 2.01. "Authorized Denominations" means $1,000 and integral multiples thereof, except for one transition bond of each class which may be of a smaller denomination.

        SECTION 2.02. "Collateral" means, with respect to any class of the Series 2001-1 Transition Bonds, the Trust Estate as defined in the Indenture which will secure the Transition Bonds.

        SECTION 2.03. "Expected Amortization Schedule" means Schedule A to this Supplement.

        SECTION 2.04. "Expected Final Payment Date" means, with respect to any Class of the Series 2001-1 Transition Bonds, the expected final payment date therefor, as specified in Article 4 of this Supplement.

        SECTION 2.05. "Final Maturity Date" means, with respect to any Class of the Series 2001-1 Transition Bonds, the final maturity date thereof, as specified in Article 4 of this Supplement.

        SECTION 2.06. "Interest Accrual Period" means, with respect to any Payment Date, the period from and including the preceding Payment Date (or, in the case of the first Payment Date, from and including the Series Issuance Date) to and excluding such Payment Date.

        SECTION 2.07. "Interest Rate" has the meaning set forth in Article 4 of this Supplement.

        SECTION 2.08. "Overcollateralization Amount" has the meaning set forth in Section 5.04 of this Supplement.

        SECTION 2.09. "Payment Date" has the meaning set forth in Section 5.01 of this Supplement.

        SECTION 2.10. "PUCT" means the Public Utility Commission of Texas or any successor.

        SECTION 2.11. "Record Date" shall mean, with respect to any Payment Date, the close of business on the Business Day prior to such Payment Date.

        SECTION 2.12. "Required Capital Amount" has the meaning set forth in
Section 5.05 of this Supplement.

        SECTION 2.13. "Series Issuance Date" has the meaning set forth in
Section 3.02 of this Supplement.

        SECTION 2.14. "Transition Charge" has the meaning set forth in the Servicing Agreement executed _____________________, 2001 between Reliant Energy Transition Bond Company LLC and Reliant Energy, Incorporated.

                                  ARTICLE III

                       DESIGNATION; SERIES ISSUANCE DATES

        SECTION 3.01. DESIGNATION. The Series 2001-1 Transition Bonds shall be designated generally as the Issuer's Transition Bonds, Series 2001-1 and further denominated as Classes __________.

        SECTION 3.02. SERIES ISSUANCE DATE. The Series 2001-1 Transition Bonds that are authenticated and delivered by the Trustee to or upon the order of the Issuer on ________, 2001 (the "Series Issuance Date") shall have as their date of authentication ________, 2001. Each other Series 2001-1 Transition Bond shall be dated the date of its authentication.

                                  ARTICLE IV

               INITIAL PRINCIPAL AMOUNT; INTEREST RATE; EXPECTED
                    FINAL PAYMENT DATE; FINAL MATURITY DATES

          The Transition Bonds of each Class of the Series 2001-1 Transition Bonds shall have the initial principal balance, Expected Final Payment Date and Final Maturity Date and bear interest at the Interest Rate as set forth below:


                 Initial Principal    Expected Final        Final
      Class            Amount          Payment Date     Maturity Date    Interest Rate
      -----      -----------------    --------------    -------------    -------------





          The Expected Final Payment Date for each Class of the Series 2001-1 Transition Bonds will be the date when the outstanding Principal balance of that Class will be reduced to zero if payments are made according to the Expected Amortization Schedule for that Class. The Final Maturity Date for each Class of the Series 2001-1 Transition Bonds will be the date when the Issuer is required to pay the entire remaining unpaid Principal balance, if any, of all outstanding Series 2001-1 Transition Bonds of that Class.

          Interest on the Series 2001-1 Transition Bonds will be paid before Principal of the Series 2001-1 Transition Bonds. If there is a shortfall in the amounts available in the Collection Account to make Interest payments, the Trustee will distribute Interest pro rata to each Series and Class of Transition Bonds based on the amount of Interest payable on each Outstanding Series. Interest on the Series 2001-1 Transition Bonds [(other than Class____)] will be calculated on the basis of a 360-day year of twelve 30-day months. [Interest on the Class ___ Transition Bonds will be calculated on the basis of [to be completed if floating rate Transition Bonds are being issued.]]

                                   ARTICLE V

                 PAYMENT DATES; EXPECTED AMORTIZATION SCHEDULE
                 FOR PRINCIPAL; INTEREST; OVERCOLLATERALIZATION
                        AMOUNT; REQUIRED CAPITAL AMOUNT

        SECTION 5.01. PAYMENT DATES. The Payment Dates for each Class of the Series 2001-1 Transition Bonds are March 15 and September 15 of each year or, if any such date is not a Business Day, the next succeeding Business Day, commencing on March 15, 2002, and continuing until the earlier of repayment of such Class in full and the applicable Final Maturity Date.

        SECTION 5.02. EXPECTED AMORTIZATION SCHEDULE FOR PRINCIPAL. Unless an Event of Default has incurred and is continuing and the unpaid Principal amount of all Series of Transition Bonds has been declared to be due and payable together with accrued and unpaid Interest thereon, on each Payment Date the Trustee shall distribute to the Series 2001-1 Transition Bondholders of record as of the related Record Date amounts payable in respect of the Series 2001-1 Transition Bonds pursuant to Section 8.02(e) of the Indenture as Principal, in accordance with the Expected Amortization Schedule. To the extent that more than one Class of the Series 2001-1 Transition Bonds is to receive payments of Principal in accordance with the Expected Amortization Schedule on any Payment Date, such amounts will be allocated pro rata between such Classes based on the Principal scheduled to be paid to such Classes in accordance with the Expected Amortization Schedule on such Payment Date; provided, however, that if one or more Classes did not receive Principal on the prior Payment Date and as a result the aggregate Outstanding Amount of such Class or Classes was not reduced to the balance indicated in the Expected Amortization Schedule on such Payment Date, then such Classes will be

        (a) allocated funds from the Series 2001-1 Subaccount to make up such shortfalls prior to any Classes receiving funds in respect of Principal scheduled to be paid on the current Payment Date and

        (b) allocated funds from the Series 2001-1 Subaccount in respect of prior shortfalls on a pro rata basis based on the amount of such shortfalls;

provided, however, that other than in the event of a redemption in no event shall a Principal payment pursuant to this Section 5.02 on any Class on a Payment Date be greater than the amount that reduces the Outstanding Amount of such Class of Series 2001-1 Transition Bonds to the amount specified in the Expected Amortization Schedule for such Class and Payment Date.

        SECTION 5.03. INTEREST. Interest will be payable on each Class of the Series 2001-1 Transition Bonds [which bears Interest at a fixed rate] on each Payment Date as follows:

        (a) if there has been a payment default, any Interest payable but unpaid on any prior Payment Date, together with Interest on such unpaid Interest, if any, and

        (b) accrued Interest on the Principal balance of each Class of the Series 2001-1 Transition Bonds as of the close of business on the preceding payment date, or the date of the original issuance of the Class of the Series 2001-1 Transition Bonds, as applicable, after giving effect to all payments of Principal made on the preceding Payment Date.

provided that, with respect to the initial Payment Date or if no payment has yet been made, Interest on the outstanding Principal balance shall accrue from and including the Series Issuance Date to, but excluding, the following Payment Date, and thereafter from and including the previous payment date to but excluding the applicable payment date until the Transition Bonds have been paid in full, at the interest rate indicated in Article IV.

        SECTION 5.04. OVERCOLLATERALIZATION AMOUNT. The Overcollateralization Amount for the Series 2001-1 Transition Bonds shall be $________ million which represents 0.5% of the initial outstanding Principal balance of the Series 2001-1 Transition Bonds. The Trustee will deposit collected Transition Charges remitted to it by the Servicer in the Overcollateralization Subaccount over the term of the Series 2001-1 Transition Bonds on each Payment Date up to the Scheduled Overcollateralization Level, which is listed in the table below.

                               SCHEDULED                                            SCHEDULED
                         OVERCOLLATERALIZATION                                OVERCOLLATERALIZATION
    PAYMENT DATE                 LEVEL                  PAYMENT DATE                  LEVEL
    ------------         ---------------------          -----------           ---------------------





          If amounts available in the General Subaccount and the Reserve Subaccount are not sufficient on any Payment Date to make scheduled payments to the Transition Bondholders and to pay the expenses, fees and charges specified in the Indenture, the Trustee shall draw on amounts in the Overcollateralization Subaccount to make those payments.

        SECTION 5.05. REQUIRED CAPITAL AMOUNT. The Required Capital Amount for the Series 2001-1 Transition Bonds shall be $___________, which is equal to 0.5% of the initial outstanding Principal balance of the Series 2001-1 Transition Bonds.

        SECTION 5.06. ISSUER TO DELIVER REVISED SCHEDULE A. Not later than the date of any partial redemption of the Series 2001-1 Transition Bonds, the Issuer shall deliver to the Trustee a replacement Schedule A hereto, adjusted to reflect such partial redemption and setting forth the revised Expected Amortization Schedule for each Payment Date.

        SECTION 5.07. NO PREMIUM. No Premium will be payable in connection with the early redemption of the Series 2001-1 Transition Bonds.

                                  ARTICLE VI

                            AUTHORIZED DENOMINATIONS

        The Series 2001-1 Transition Bonds shall be issuable in the Authorized Denominations.

                                  ARTICLE VII

                                   REDEMPTION

        SECTION 7.01. MANDATORY REDEMPTION. The Series 2001-1 Transition Bonds shall not be subject to mandatory redemption.

        SECTION 7.02. OPTIONAL REDEMPTION. The Issuer may, at its option, redeem all, but not less than all, of the Transition Bonds of Series 2001-1 on any Payment Date in accordance with Section 10.01 of the Indenture if, after giving effect to payments that would otherwise be made on such Payment Date, the Outstanding Amount of such Series has been reduced to less than five percent of the initial Principal balance of such Series.

                                 ARTICLE VIII

                               CREDIT ENHANCEMENT

        No credit enhancement (other than the Overcollateralization Amount, the Required Capital Amount and any adjustments to the Transition Charges approved by the PUCT as contemplated in the Servicing Agreement) is provided for the Series 2001-1 Transition Bonds.

                                  ARTICLE IX

             DELIVERY AND PAYMENT FOR THE SERIES 2001-1 TRANSITION

               BONDS; FORM OF THE SERIES 2001-1 TRANSITION BONDS

        The Trustee shall deliver the Series 2001-1 Transition Bonds to the Issuer when authenticated in accordance with Section 2.02 of the Indenture. The Series 2001-1 Transition Bonds of each Class shall be in the form of Exhibit A hereto.

                                   ARTICLE X

                                 MISCELLANEOUS

        SECTION 10.01. CONFIRMATION OF INDENTURE. As supplemented by this Supplement, the Indenture is in all respects ratified and confirmed and the Indenture, as so supplemented by this Supplement, shall be read, taken, and construed as one and the same instrument.

        SECTION 10.02. EFFECTS OF HEADINGS. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

        SECTION 10.03. COUNTERPARTS. This Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

        SECTION 10.04. GOVERNING LAW. This Supplement shall be construed in accordance with the laws of the State of Texas, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

          IN WITNESS WHEREOF, the Issuer and the Trustee have caused this Supplement to be duly executed by their respective officers thereunto duly authorized as of the first day of the month and year first above written.

                              RELIANT ENERGY TRANSITION BOND COMPANY LLC, as Issuer


                              By:
                                 ----------------------------------------
                                 Name:
                                 Title:


                              BANKERS TRUST COMPANY,
                              not in its individual capacity but solely as
                                 Trustee on behalf of the Transition
                                 Bondholders,


                              By:
                                 ----------------------------------------
                                 Name:
                                 Title:

                                   SCHEDULE A

                         Expected Amortization Schedule

                         Outstanding Principal Balance

  Payment Date       Class ___       Class ___       Class ___       Class ___       Class ___       Class ___
  ------------       ---------       ---------       ---------       ---------       ---------       ---------




                         EXHIBIT A TO SERIES SUPPLEMENT

REGISTERED                             $

No. _______

                      SEE REVERSE FOR CERTAIN DEFINITIONS

                                   CUSIP NO.

          THE PRINCIPAL OF THIS CLASS __ TRANSITION BOND WILL BE PAID IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS CLASS __ TRANSITION BOND AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

                   RELIANT ENERGY TRANSITION BOND COMPANY LLC

                 TRANSITION BONDS, SERIES 2001-1, Class _____.

                                 Initial           Expected Final Payment          Class Final
      Bond Rate             Principal Amount                Date                  Maturity Date
      ---------             ----------------       ----------------------         -------------

       ______%                  $_________                __________                __________


          Reliant Energy Transition Bond Company LLC, a limited liability company organized and existing under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to the Registered Holder hereof, or registered assigns, the Original Principal Amount shown above in quarterly installments on the Payment Dates (as defined below) and in the amounts specified on the reverse hereof or, if less, the amounts determined pursuant to Section 8.02(e) of the Indenture, in each year, commencing on the date determined as provided on the reverse hereof and ending on or before the Class Final Maturity Date, to pay the entire unpaid Principal hereof on the Class Final Maturity Date and to pay Interest, at the Bond Rate shown above at a [floating] [fixed] rate calculated as follows [insert rate or formula], on each _____________, _____________, _____________ and _____________,
and or if any such day is not a Business Day, the next succeeding Business Day, commencing on ________, 2001 and continuing until the earlier of the payment of the Principal hereof and the Class Final Maturity Date (each a "Payment Date"), on the Principal amount of this Series 2001-1, Class __ Transition Bond outstanding from time to time. Interest on this Series 2001-1, Class __ Transition Bond will accrue for each Payment Date from the most recent Payment Date on which Interest has been paid to but excluding such Payment Date or, if no Interest has yet been paid, from ________, 2001. Interest will be computed on the basis of a 360-day year of twelve 30-day months the actual number of days from the preceding Payment Date, to but excluding the next Payment Date, divided by 360. Such Principal of and Interest on this Series 2001-1, Class __ Transition Bond shall be paid in the manner specified on the reverse hereof.

          The Principal of and Interest on this Series 2001-1, Class __ Transition Bond are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Class __ Transition Bond shall be applied first to Interest due and payable on this Class
__ Transition Bond as provided above and then to the unpaid Principal of and premium, if any, on this Class __ Transition Bond, all in the manner set forth in Section 8.02(e) of the Indenture.

          The Texas Electric Choice Plan provides that the State of Texas pledges for the benefit and protection of financing parties and the electric utility, that it will not take or permit any action that would impair the value of the Transition Property, or except as permitted . . . [THROUGH THE TRANSITION CHARGE ADJUSTMENT PROCESS] . . . reduce, alter, or impair the Transition Charges to be imposed, collected, and remitted to financing parties, until the Principal, Interest, and premium, and any other charges incurred and contracts to be performed in connection with the related Transition Bonds have been paid and performed in full.

          Reference is made to the further provisions of this Class __ Transition Bond set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Class __ Transition Bond.

          Unless the certificate of authentication hereon has been executed by the Trustee whose name appears below by manual signature, this Class __ Transition Bond shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by an Authorized Officer of the Member.

Date:

                              RELIANT ENERGY TRANSITION BOND COMPANY LLC,


                              By:
                                 -------------------------------------------
                                 Name:
                                 Title:

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

Dated: ______________, 2001

          This is one of the Class ____ Transition Bonds of the Series 2001-1 Transition Bonds, designated above and referred to in the within-mentioned Indenture.

                              BANKERS TRUST COMPANY,
                                 not in its individual capacity but
                                 solely as Trustee on behalf of the
                                 Transition Bondholders,


                              By:
                                 --------------------------------------
                                 Name:
                                 Title:

                           REVERSE OF TRANSITION BOND

          This Series ___, Class __ Transition Bond is one of a duly authorized issue of Transition Bonds of the Issuer, designated as its Transition Bonds (herein called the "Transition Bonds"), issued and to be issued in one or more Series, which Series are issuable in one or more Classes, and this Series Transition Bond, in which this Series 2001-1, Class __ Transition Bond represents an Interest, consists of Classes, including the Class __ Transition Bonds (herein called the "Class __ Transition Bonds"), all issued and to be issued under an indenture dated as of ________, 2001, and a series supplement thereto dated as of ________, 2001 (such series supplement, as supplemented or amended, the "Supplement" and, collectively with such indenture, as supplemented or amended, the "Indenture"), each between the Issuer and Bankers Trust Company, as Trustee (the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the Collateral property pledged, the nature and extent of the security, the respective rights, obligations and immunities thereunder of the Issuer, the Trustee and the Holders of the Transition Bonds and the terms and conditions under which additional Transition Bonds may be issued. All terms used in this Class __ Transition Bond that are defined in the Indenture, as supplemented or amended, shall have the meanings assigned to them in the Indenture.

          The Class __ Transition Bonds, the other Classes of Series __ Transition Bonds and any other Series of Transition Bonds issued by the Issuer are and will be equally and ratably secured by the Collateral pledged as security therefor as provided in the Indenture or the Series 2001-1 Supplement.

          The Principal of this Class __ Transition Bond shall be payable on each Payment Date only to the extent that amounts in the Collection Account are available therefor, and only until the outstanding Principal balance thereof on such Payment Date (after giving effect to all payments of Principal, if any, made on such Payment Date) has been reduced to the Principal balance specified in the Expected Amortization Schedule which is attached to the Supplement as Schedule A, unless payable earlier either because

          (i) an Event of Default shall have occurred and be continuing and the Trustee or the Holders of Transition Bonds representing not less than a majority of the Outstanding Amount of the Transition Bonds of all Series have declared the Transition Bonds to be immediately due and payable in accordance with Section 5.02 of the Indenture,

          (ii) the Issuer, at its option, shall have called for the redemption of the Series Transition Bonds in whole or from time to time in part pursuant to Section 10.01 of the Indenture, or

          (iii) the Issuer shall have called for the redemption of the Series 2001-1 Transition Bond in whole pursuant to Sections 7.01 of the Supplement.

However, actual Principal payments may be made in lesser than expected amounts and at later than expected times as determined pursuant to Section 8.02(e) of the Indenture. The entire unpaid Principal amount of this Series 2001-1, Class __ Transition Bond shall be due and payable on the earlier of the Class Final Maturity Date hereof and the Redemption Date, if any, herefor. Notwithstanding the foregoing, the entire unpaid Principal amount of the Transition Bonds shall be due and payable, if not then previously paid, on the date on which an Event of Default shall have occurred and be continuing and the Trustee or the Holders of the Transition Bonds of all Series representing not less than a majority of the Outstanding Amount of the Transition Bonds have declared the Transition Bonds to be immediately due and payable in the manner provided in Section 5.02 of the Indenture. All Principal payments on the Class __ Transition Bonds shall be made pro rata to the Class __ Transition Bondholders entitled thereto based on the respective Principal amounts of the Series 2001-1, Class __ Transition Bonds held by them.

          Payments of Interest on this Class __ Transition Bond due and payable on each Payment Date, together with the installment of Principal or premium, if any, due on this Class __ Transition Bond on such Payment Date shall be made by check mailed first-class, postage prepaid, to the Person whose name appears as the Registered Holder of this Class __ Transition Bond (or one or more predecessor of such Transition Bond) in the Transition Bond Register as of the close of business on the Record Date or in such other manner as may be provided in the Supplement, except that with respect to Class __ Transition Bonds registered on the Record Date in the name of a Clearing Agency, payments will be made by wire transfer in immediately available funds to the account designated by such Clearing Agency and except for the final installment of Principal and premium, if any, payable with respect to this Class __ Transition Bond on a Payment Date which shall be payable as provided below. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears in the Transition Bond Register as of the applicable Record Date without requiring that this Class __ Transition Bond be submitted for notation of payment. Any reduction in the Principal amount of this Class __ Transition Bond (or any one or more predecessor to such Transition Bond) effected by any payments made on any Payment Date shall be binding upon all future Holders of this Class __ Transition Bond and of any Class __ Transition Bond issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid Principal amount of this Class __ Transition Bond on a Payment Date, then the Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Registered Holder hereof as of the second preceding Record Date to such Payment Date by notice mailed no later than five days prior to such final Payment Date and shall specify that such final installment will be payable to the Registered Holder hereof as of the Record Date immediately preceding such final Payment Date and only upon presentation and surrender of this Class __ Transition Bond and shall specify the place where this Series 2001-1, Class __ Transition Bond may be presented and surrendered for payment of such installment.

          The Issuer shall pay Interest on overdue installments of Interest on this Class __ Transition Bond at the Bond Rate for Class __ to the extent lawful.

          As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Class __ Transition Bond may be registered in the Transition Bond Register upon surrender of this Class __ Transition Bond for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or his attorney duly authorized in writing, with such signature guaranteed by an Eligible Guarantor Institution, and thereupon one or more new Class __ Transition Bonds of any Authorized Denominations and in the same aggregate initial Principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Class __ Transition Bond, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange.

          Prior to the due presentment for registration of transfer of this Class __ Transition Bond, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name this Class __ Transition Bond is registered (as of the day of determination) as the owner hereof for the purpose of receiving payments of Principal of and premium, if any, and Interest on this Class __ Transition Bond and for all other purposes whatsoever, whether or not this Class __ Transition Bond be overdue, and neither the Issuer, the Trustee nor any such agent shall be affected by notice to the contrary.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Transition Bonds under the Indenture at any time by the Issuer with the consent of the Holders of Transition Bonds representing a majority of the Outstanding Amount of all Transition Bonds at the time Outstanding of each Series or Class to be affected. The Indenture also contains provisions permitting the Holders of Transition Bonds representing specified percentages of the Outstanding Amount of the Transition Bonds of all Series, on behalf of the Holders of all the Transition Bonds, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Class __ Transition Bond (or any one of more predecessor of such transition bonds) shall be conclusive and binding upon such Holder and upon all future Holders of this Class __ Transition Bond and of any Class __ Transition Bond issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Class __ Transition Bond. The Indenture also permits the Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Transition Bonds issued thereunder.

          The term "Issuer" as used in this Series 2001-1, Class __ Transition Bond includes any successor to the Issuer under the Indenture.

          The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Trustee and the Holders of Transition Bonds under the Indenture.

          The Class __ Transition Bonds are issuable only in registered form in Authorized Denominations as provided in the Indenture and the Supplement, subject to certain limitations therein set forth.

          This Class __ Transition Bond, the Indenture and the Supplement shall be construed in accordance with the laws of the State of [Texas], without reference to its conflict of
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law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

          No reference herein to the Indenture and no provision of this Class
___ Transition Bond or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the Principal of and Interest on this Class __ Transition Bond at the times, place, and rate, and in the coin or currency herein prescribed.

                                   ASSIGNMENT

          Social Security or taxpayer I.D. or other identifying number of assignee

          FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______________

                         (name and address of assignee)

the within Class ___ Transition Bond and all rights thereunder, and hereby irrevocably constitutes and appoints

                        (name and address of appointee)

attorney, to transfer said Class ___ Transition Bond on the books kept for registration thereof, with full power of substitution in the premises.

Dated:


____________________            _____________________________________*
                                Signature Guaranteed:


* NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Class Transition Bond in every particular, without alteration, enlargement or any change whatsoever.